Exhibit 28 (j) under Form N-1A
Exhibit (23) under Item 601/Reg. S-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees of Federated Hermes Adjustable Rate Securities Trust:

We consent to the use of our report, dated October 23, 2020, with respect to the financial statements of Federated Hermes Adjustable Rate Fund, a portfolio in the Federated Hermes Adjustable Rate Securities Trust, as of August 31, 2020, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the statement of additional information.

/s/ KPMG LLP

Boston, Massachusetts

October 23, 2020